CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 8 to Registration Statement No. 333-108093 of Oppenheimer Principal
Protected Main Street Fund II, a series of Oppenheimer Principal Protected
Trust II on Form N-1A of our report dated February 27, 2006, relating to the consolidated financial statements of Merrill Lynch Bank USA for the year ended December 30, 2005 and to the reference to us under the heading
"Independent Registered Public Accounting Firm" in the Statement of
Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
_________________________
Deloitte & Touche LLP

Salt Lake City, Utah
December 1, 2006